                                  Exhibit 10.7
                                  ------------

Amendment, dated as of February 26, 2000, to Employment Agreement between the Registrant and Lewis H. Aronson dated July 29, 1992, as amended.

                                                                    EXHIBIT 10.7

February 26, 2000

Mr. Lewis H. Aronson
3581 Mary Ellen Drive
Bemus Point, NY 14712

Dear Mr. Aronson:

The purpose of this letter is to formally amend in writing the Employment Agreement between Bush Industries, Inc. and you dated July 29, 1992, to reflect the salary and severance changes recommended and approved by the Compensation Committee, and effective February 26, 2000, as follows:

1.   Salary: Annual Base Salary of $280,000 under Section 4(a).
     ------

2.   Severance: Under section 5(a), if terminated without good cause, the
     ---------
     severance allowance increases to eighteen (18) months, from twelve (12) months under the original contract. Please see the amended language in
     Section 5 attached.

3.   Profit Sharing Calculation: The formula for calculating the applicable
     ---------------------------
     profit sharing base, payable under Section 5(a) and 5(c), is clarified pursuant to the attached amended language in Section 5.

4.   Constructive Termination: Language has been added that further clarifies
     ------------------------
     the definition of "Constructive Termination."

5.   Attachments: Attachments A, B, and C have been updated to reflect your
     -----------
     current position and compensation package.

All other provisions of the Employment Agreement shall remain in effect.

If you have any questions or concerns about this subject, please let me know as soon as possible.

Thank you.

Very truly yours,

BUSH INDUSTRIES, INC.

/s/ Neil A. Frederick
Neil A. Frederick
Treasurer

NAF/lm
enclosures
cc:   Mr. David Dawson

                        SECTION 5 - WITH AMENDED LANGUAGE
                        ---------------------------------

5.       Termination of Employment During the Period of Employment.
         ---------------------------------------------------------

         (a)      Termination by the Company without Good Cause.  The Company
                  ---------------------------------------------
                  may terminate the Executive's employment without Good Cause (as defined in Section 5(f), hereof) only upon sixty (60) days prior written notice to the Executive. If the Executive's employment with the Company is so terminated by the Company and such termination is not a Constructive Termination (as defined in Section 5(f), hereof), the Company, subject to full compliance by the Executive with the provisions of Sections 7 and 8 below, relating to "Confidential Information" and "Competition; Detrimental Conduct," shall pay the Executive, as severance pay, an amount equal to the compensation and benefits that would be payable to the Executive under Sections 4(a), 4(b), and 4(d) above during the next succeeding eighteen
                  (18) month period if such termination of employment had not occurred, at the time(s), in the installment(s) and on the other terms and conditions that would apply to the payment of such compensation, provided, however, that for purposes of determining the amount of profit sharing payable to Executive under this Section 5(a), such profit sharing award shall be determined based upon the four full fiscal quarters of the Company immediately preceding the date of the afore-described notice to the Executive of Executive's termination hereunder, as described below.

                  The aggregate amount of such profit sharing payable every three (3) months under this Section 5(a) shall equal the (i) the average (the "Average") of the Company's return on sales percentage (calculated before tax or any profit-sharing award) for the above four fiscal quarters (determined by adding the Company's return on sales percentage for each of the above four fiscal quarters and dividing said sum by four), and (ii) multiplied by the Executive's multiple, as set forth in Attachment B, used in calculating the Executive's profit sharing award during the last full fiscal quarter of the Company prior to the date of the above-described notice of termination, (iii) multiplied by the Executive's annual gross base salary as of the date such notice is given hereunder,
                  (iv) with the resulting product multiplied by 1.5. By way of illustration and not limitation, in the event on July 15, the Company gives the Executive the afore-described sixty day notice of termination, the profit sharing award the Executive would be entitled to hereunder would be the Average of the return on sales percentage for the Company for the four full fiscal quarters ending immediately prior to July 15. Accordingly, if the return on sales percentage for quarter one was 7%, quarter two, 11%, quarter 3, 15% and quarter four, 7%, the Average would be determined by adding the return on sales percentage for each of such fiscal quarters (which would result in the sum of 40%), divided by 4, with a resulting Average percentage of 10%. If the Executive's multiple in the last full fiscal quarter of the Company immediately preceding the date of notice of termination was 7, for example, the Average percentage would be multiplied by 7, resulting in a product of 70%, multiplied by the Executive's annual gross base salary as of the date of such notice. If such gross base annual salary, for example, was $100,000, the profit sharing would equal $70,000, multiplied by 1.5 (the equivalent of eighteen months in years) or $105,000, which would be paid in six equal installments over the 18 month period, as part of the severance compensation hereunder. In said example, the Executive would, therefore, be entitled hereunder to an aggregate severance compensation payable over said eighteen month period equal to his annual gross base salary during said eighteen month period, or $100,000 multiplied by 1.5 or $150,000, plus the above-determined profit sharing award of $105,000, for a total of $255,000, plus the other benefits and entitlements the Executive is to receive hereunder.

                  For the purposes of this Agreement, a termination of employment by the Executive that occurs after the Executive is assigned (without his written consent) duties, responsibilities or reporting relationships not contemplated by Section 3 and not consistent with his position as a senior officer, or after his duties or responsibilities contemplated by Section 3 above are limited in any respect materially detrimental to him, which situation is not remedied within thirty (30) days after the Company receives written notice from the Executive of the situation, shall be deemed a termination by the Company without Good Cause under this
                  Section 5(a).

         (b)      Termination by the Company for Good Cause or by the Executive.
                  -------------------------------------------------------------
                  The Company may terminate the Executive's employment with the Company with Good Cause, or the Executive may elect to terminate his employment with the Company for any reason, upon thirty (30) days prior written notice to the other party hereto. If Executive's employment by the Company is so terminated by the Company with Good Cause or is terminated by the Executive, and such termination is not a Constructive Termination, the Executive shall not be entitled to receive any compensation or benefits under Sections 4(a), 4(b), or 4(d) accruing after the date of such termination or any payment under Section 5(a), or otherwise, and Executive shall continue to be bound by Sections 7 and 8.

         (c)      Constructive Termination. If, during the period of employment,
                  ------------------------
                  the Executive's employment by the Company is subject to a Constructive Termination, or in the event that portion of the Company's business with respect to which primarily the Executive's duties relate, is sold, liquidated, or otherwise ceased to be operated, then the Company shall pay the Executive, as a severance payment, an amount equal to the compensation and benefits that would have been payable to the Executive under Sections 4(a), 4(b), and 4(d), hereof during the next succeeding thirty-six (36) month period if such termination of employment had not occurred, such sum to be paid in a lump sum on or before the tenth day following the date of termination, provided, however, that for the purposes of this Section 5(c), such profit sharing award shall be determined based upon the four full fiscal quarters of the Company immediately preceding the date of the termination, as described below. Notwithstanding the foregoing, in the event the Executive's employment with the Company is terminated within three months prior to an event which otherwise would have give rise to a termination with respect to which the provisions of this Section 5(c) would have been applicable, then the provisions of this Section 5(c) shall control.

                  The aggregate amount of such profit sharing payable under this
                  Section 5(a) shall equal the (i) the Average of the Company's return on sales percentage (calculated before tax or any profit-sharing award) for the above four fiscal quarters (determined by adding the Company's return on sales percentage for each of the above four fiscal quarters and dividing said sum by four), and (ii) multiplied by the Executive's multiple, as set forth in Attachment B hereto, used in calculating the Executive's profit sharing award during the last full fiscal quarter of the Company prior to the date of the above-described termination, (iii) multiplied by the Executive's annual gross base salary as of the date of termination, (iv) with the resulting product multiplied by 3. By way of illustration and not limitation, in the event on July 15, the Executive `s employment is terminated, the profit sharing award the Executive would be entitled to hereunder would be the Average of the return on sales percentage for the Company for the four full fiscal quarters ending immediately prior to July 15. Accordingly, if the return on sales percentage for quarter one was 7%, quarter two, 11%, quarter 3, 15% and quarter four, 7%, the Average would be determined by adding the return on sales percentage for each of such fiscal quarters (which would result in the sum of 40%), divided by 4, with a resulting Average percentage of 10%. If the Executive's multiple in the last full fiscal quarter of the Company immediately preceding the date of termination was 7, for example, the Average percentage would be multiplied by 7, resulting in a product of 70%, multiplied by the Executive's annual gross base salary as of the date of such termination. If such gross base annual salary, for example, was $100,000, the profit sharing would equal $70,000, multiplied by 3 or $210,000, which would be paid in the lump sum payment described above. In said example, the Executive would, therefore, be entitled hereunder to an aggregate severance compensation payable in a lump sum equal to his annual gross base salary during said three year period, or $100,000 multiplied by 3 or $300,000, plus the above-determined profit sharing award of $210,000, for a total of $510,000, plus the other benefits and entitlements the Executive is to receive hereunder.

                  If the lump sum payment under this Section 5(c), either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a parachute payment (as defined in Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 5(c) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 5(c) pursuant to the foregoing provision shall be made by independent counsel to the Company in consultation with the independent certified public accountants of the Company.

         (d)      Continuation of Insurance upon Termination.
                  ------------------------------------------

                  (i) Upon the termination of the employment of the Executive pursuant to Sections 5(a), or 5(c), hereof, the Executive shall be entitled to continuation of coverage under the group health, life, and disability plans then in effect covering the Executive, or such similar plans as the Company may provide for its executives from time to time thereafter, but in no event shall such coverages be less favorable than the group health, life, and disability coverages provided by the Company as of the date hereof. The Company shall be responsible for paying all of the costs of such coverages that it would have paid if the Executive was still in the employ of the Company. Such coverages shall continue until the earlier of the following dates: (i) the date that the Executive is eligible for similar employer-sponsored group coverage from a subsequent employer, or (ii) the date the Executive attains age 65. The group health coverage shall cover the Executive and his spouse and dependents. The life insurance policy covering the life of the Executive shall name as beneficiary the person or persons designated from time to time by the Executive.

                  (ii) Upon the termination of employment of the Executive pursuant to Section 5(b), hereof, the Executive shall be entitled only to continuation of coverage under the group health plans then in effect covering the Executive and only to the extent required by the provisions of (S) 4980B of the Internal Revenue Code, as amended, and (S)(S) 601-608 of the Employee Retirement Income Security Act of 1974, as amended. As permitted under such statutes, the Executive shall be responsible for paying the full cost of such continuation coverage.

         (e)      Disability of Executive.  In the event of the Executive's
                  -----------------------
                  disability (as hereinafter defined) during his employment under this Agreement, the employment of the Executive and this

                  Agreement may be terminated by the Company nine (9) months after the commencement of such disability; provided, however, that upon any such termination, the Executive shall be entitled to payment of the Severance payments provided under
                  Section 5(a) hereof, reduced by any benefits he may receive under any short term disability and long term disability plans sponsored by the Company covering its senior management employees at the time that the Executive's disability commences. During the period of the Executive's disability, the Executive shall continue to receive the compensation provided for in this Agreement, reduced by any benefits he may receive under any short term disability and long term disability plans sponsored by the Company covering its senior management employees at the time that the Executive's disability commences. If before the end of nine months from the first day of disability, the Executive's disability shall have ceased, and he shall have resumed the full-time performance of his duties under this Agreement, the Executive shall continue to receive the compensation provided for in this Agreement. Provided, however, that unless the Executive shall satisfactorily perform his duties on a full-time basis under this Agreement for a continuous period of at least sixty
                  (60) calendar days following a period of disability before the Executive again becomes disabled, he shall not be entitled to begin a new nine month period for such subsequent disability, and the subsequent period of disability shall be added to the first in determining whether the Executive has been disabled for nine (9) months in connection with this Section. During the period of his disability, the Executive shall be entitled to benefits in accordance with and subject to the terms and provisions of the Company's short-term disability income plan and its long-term disability plan for its senior management employees, as in effect at the time of the commencement of disability. For purposes of this Agreement, "disability" shall have the same meaning as given that term under the Company's long term disability plan for its senior management employees, as in effect from time to time.

         (f)      Definitions Applicable to this Section.  For the purposes of
                  --------------------------------------
                  this Agreement:

                  (i) "Good Cause" shall mean the Executive willfully or intentionally neglects to substantially perform his duties with the Company, or the Executive materially breaches any provision of this Agreement, including
                           Section 7 below, relating to confidential information; provided, however, that such willful or intentional neglect of duties or the material breach hereof continues uncured by the Executive for more than sixty (60) days after written notice of such neglect or material breach from the Company to the Executive. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" or "intentional" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission to act was in the best interest of the Company. The Company shall also have "Good Cause" to terminate the Executive if the Executive commits an act or acts of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, its affiliates, or its stockholders.

                  (ii) a "Constructive Termination" shall mean a termination of this Agreement by the Executive under any of the following circumstances:

                           (1) The Company is in material breach of any of its obligations under this Agreement, and the situation is not remedied within thirty
                                    (30) days after the Company receives written notice from the Executive of the situation, or

                           (2) The Executive determines in good faith that, as a result of Change in the Control of the Company (as defined below) there is a substantial adverse alteration in the nature or status of the Executive's duties or responsibilities from those in effect immediately prior to the change in control of the Company, and the situation is not remedied within thirty (30) days after the Company receives written notice from the Executive of such determination, or

                           (3) Any termination of the Employee's employment with the Company under Sections 5(a), or 5(b) hereof, except a termination pursuant to Section 5(b) hereof by the Company with Good Cause, shall be deemed a Constructive Termination if it occurs within thirty-six
                                    (36) months following the date of a Change in Control.

                  (iii) "Change in Control of the Company" shall mean an event which shall be deemed to have occurred if:

                           (1) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, (the "Exchange Act") (other than Paul S. Bush, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

                           (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) herein) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger
                                                           ----- ----
                                    or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a change of control of the Company; or

                           (4) the stockholders (or if stockholder approval is not required, then the Company's Board of Directors) of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                           (5) Paul Bush ceases to own capital stock of the Company having fifty one percent (51%) of the total voting control of the Company.